UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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BOISE CASCADE COMPANY
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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The following information was filed by the Registrant on Form 8-K:

Item 8.01 Other Events.

Boise Cascade Company (the “Company”) ceased being a controlled company on July 30, 2013 and, in accordance with the rules of the New York Stock Exchange (“NYSE”), has transitioned the composition of its committees to comply with the NYSE corporate governance requirements applicable to non-controlled companies. Although the Company had until July 30, 2014 (one year from the date on which it ceased being a controlled company) to fully comply with all of the NYSE's corporate governance requirements, the Company has completed this transition. The Company’s board of directors consists of a majority of independent directors. Additionally, the Company’s compensation committee consists solely of independent directors and is comprised of Messrs. Samuel Mencoff, John Madigan and Thomas Souleles and Ms. Karen Gowland. The Company’s corporate governance and nominating committee also consists solely of independent directors and is comprised of Messrs. Thomas Souleles and Matthew Norton and Ms. Karen Gowland.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOISE CASCADE COMPANY

	By	/s/ John T. Sahlberg
John T. Sahlberg Senior Vice President, Human Resources and General Counsel
Date: April 23, 2014